Exhibit 31.2

Certification

I, Michael D. Newman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Office Depot, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2013

/s/ MICHAEL D. NEWMAN
Michael D. Newman
Executive Vice President and Chief Financial Officer